UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by NIC Inc. (the “Company”) in its Form 8-K dated May 4, 2015, William F. Bradley, Jr., the Company’s Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary, will retire effective as of December 31, 2015.

Under the terms of the Company’s 2006 Amended and Restated Stock Option and Incentive Plan, and that certain 2013 Performance-Based Restricted Stock Agreement by and between Mr. Bradley and the Company (the “2013 Performance Award Agreement”), Mr. Bradley was awarded 18,842 shares of  performance-based restricted stock of the Company, which represents the maximum number of shares able to be earned by Mr. Bradley at the end of the three-year performance period from January 1, 2013 through December 31, 2015 (the “Performance Period”).  The actual number of shares earned will be based on the Company’s actual financial performance over the Performance Period, subject to the achievement of certain performance goals.  Such shares will vest on February 5, 2016, upon a determination by the Compensation Committee (the “Committee”) of the Board of Directors of the Company that the applicable performance terms and conditions have been satisfied.  However, the terms of the 2013 Performance Award Agreement call for the forfeiture of all of such unvested restricted shares upon Mr. Bradley’s retirement (even though Mr. Bradley will be employed by the Company throughout the Performance Period), since Mr. Bradley would not be an employee of the Company when the Committee determines whether the applicable performance-based terms and conditions of the 2013 Performance Award Agreement have been satisfied and such shares vest.

On December 21, 2015, the Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company, his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement and the fact that he was employed during the entirety of the Performance Period, it is appropriate and in the best interests of the Company and its stockholders to waive the condition that Mr. Bradley have remained in continuous service with the Company through the applicable vesting date to allow the shares awarded pursuant to the 2013 Performance Award Agreement (and accrued dividend shares) to vest on February 5, 2016, if, and to the extent that, the applicable performance terms and conditions are determined by the Committee to have been satisfied.  The Company and Mr. Bradley have entered into an amendment to the 2013 Performance Award Agreement dated December 23, 2015, in order to effectuate the waiver of the service-based condition associated with the 2013 Performance Award Agreement and allow such shares to vest if, and to the extent that, the Committee determines such award's performance terms and conditions are satisfied.   A copy of such amendment is attached hereto as Exhibit 10.1. Mr. Bradley's remaining 33,651 shares of performance-based restricted stock granted in 2014 and 2015 will be forfeited upon his retirement.

Also on December 21, 2015, the Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company and his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement, it is appropriate and in the best interests of the Company and its stockholders to accelerate the vesting of a portion of his unvested service-based restricted stock representing 21,813 shares.  Mr. Bradley will forfeit his remaining balance of 5,269 shares of unvested service-based restricted stock upon his retirement.

The incremental accounting cost to the Company to suspend the forfeiture of Mr. Bradley’s shares related to the 2013 Performance Award Agreement and to accelerate the vesting of a portion of Mr. Bradley’s unvested service-based restricted stock, net of all performance-based and service-based restricted stock forfeited upon Mr. Bradley’s retirement, is expected to be insignificant.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 1 to 2013 Performance-Based Restricted Stock Agreement, dated December 23, 2015, by and between the Company and William F. Bradley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

	By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date: December 23, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1 to 2013 Performance-Based Restricted Stock Agreement, dated December 23, 2015, by and between the Company and William F. Bradley, Jr.

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